                                                                   EXHIBIT 23.11

                           AUTHORIZATION AND RELEASE
                           -------------------------

        I have participated or will participate in the creation of a written testimonial regarding EarthWeb Inc. ("EarthWeb") and/or its services (for example, its developer.com service) (such testimonial to be hereinafter referred to as the "Statement"). For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, I agree irrevocably and perpetually as follows:

        1. I authorize EarthWeb and its successors, assigns, licensees, agents and designees (together, "Company") to make use of (i) the Statement and (ii) my identity and likeness, in any manner as Company may choose, in any and all media and manner throughout the world now known or later developed, for any purpose whatsoever including (but not limited to) production, distribution, broadcast, advertising and promotion. I acknowledge that such use may (i) be alone or in combination with other text, sound, video or other material, (ii) be in connection with any or all works that use, adapt, modify, are based on, or otherwise incorporate the Statement, and (iii) include or not include use of my name and biographical information about me. I agree that Company may, in its sole discretion, edit, modify or excerpt the Statement. I understand that the intent of this Authorization and Release is to convey to Company any and all rights I may have, on a nonexclusive basis, to such Statement, or my identity and likeness, to the maximum extent, so that Company may use those interests for commercial and other purposes throughout the world without additional approval from or compensation to me. I hereby consent to the use of the statement and its inclusion in EarthWeb's Registration Statement in Form S-1 (file no. 333-60837).

        2. I understand, acknowledge and agree that Company is the owner of the Statement. I hereby assign, and agree to assign, to Company any right, title or interest I may have in the Statement. I acknowledge that Company has the irrevocable, worldwide, assignable, sublicensable and perpetual right to reproduce, distribute, perform or display, publicly or otherwise, and prepare derivative works of the Statement and derivative works thereof. I will (whether during or after my participation in creating the Statement) execute such written instruments and do other such acts, at Company's expense, as may be necessary in the opinion of Company to effect an assignment of, register, enforce or otherwise exercise rights with respect to a copyright, trademark or other intellectual property right relating to the Statement or the use of my identity and likeness as set forth above.

        3. I release Company from any claims that I may have as to the use of the Statement as authorized by this Authorization and Release, including (but not limited to) claims based on rights of publicity or privacy, defamation or intellectual property rights infringement.


                                     /s/ Marianne Mason
                                -----------------------------
                                         [signature]

                                Name:     Marianne Mason
                                     ------------------------
                                              [print]

                                Date:        10/28/98
                                     ------------------------